Exhibit 13.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO § 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 20-F of Atento S.A., a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg (the “Company”), for the year ended December 31, 2015, as originally filed with the Securities and Exchange Commission on April 18, 2016 and as amended on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: April 20, 2016

/s/ Mauricio Montilha
Mauricio Montilha
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.